Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-224544), as amended, of our report dated April 16, 2019, with respect to December 31, 2018 and December 31, 2017 consolidated financial statements of EMR Technology Solutions, Inc. included in its Annual Report (Form 10-K).

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statements.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 16, 2019